Investor Presentation – Third Quarter 2021 November 2021 Financial Information for the three and nine months ended September 30, 2021 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Year-to-Date Highlights Revenue $881.0 million 59.3% vs. prior year Adjusted Net Income2 $47.0 million 33.4% vs. prior year Book Value per share2,3 $11.37 11.3% vs. 9/30/20 Net income1 $38.6 million vs. prior year net loss of $43.4 million Overall  Adjusted net income2 of $47.0 million, with a 16.2% adj ROAE2, driven by improvement in insurance, mortgage and shipping operations.  On October 12, 2021, announced a $200 million investment in Fortegra from Warburg Pincus, which upon closing will result in an approximate 24% ownership of Fortegra on an as converted basis. Insurance  $1.7 billion of gross written premiums and premium equivalents (GWPPE)4, 44% increase from PY driven by all product lines.  Combined ratio of 91.0% improved from 92.1% in PY driven by the continued scalability of Fortegra’s technology and shared service platform, which improved the expense ratio, while the underwriting ratio remained stable.  Adjusted net income of $46.4 million, up 56% from PY driven by revenue growth and improved combined ratio.  Annualized Adjusted ROAE of 20.9%. Tiptree Capital  Mortgage Adjusted net income of $15.5 million and Adjusted ROAE of 33.3% as volumes and margins remain strong  Shipping Adjusted net income improved to $8.1 million from $1.5 million in PY due to increased dry-bulk rates ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of September 30, 2021. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q3'20	Q3'21	Q3'20 YTD	Q3'21 YTD
Total Revenues	$224.0	$286.6	$552.9	$881.0
Net income (loss)	$12.8	$2.0	$(43.4)	$38.6
Diluted EPS	$0.35	$0.06	$(1.27)	$1.11
Adjusted net income[1]	$17.8	$20.7	$35.2	$47.0
Adjusted ROAE[1]	20.1%	20.5%	12.2%	16.2%
Total shares outstanding			33.6	33.9
Book Value per share[1]			$10.36	$11.37

Adjusted Net Income by business



$7.8
$0.5
$1.9
$11.8
$(6.4)
$17.8
$0.5
$11.9
$12.1
$(6.7)
$20.7
$5.5
$4.0
$19.5
$(8.3)
Q3'19
Q3'20
Q3'21
$16.9
$7.3
$2.2
$25.3
$(17.9)
$35.2
$3.6
$19.5
$29.8
$(17.7)
$47.0
$8.1
$15.5
$46.4
$(23.0)
Q3'19 YTD
Q3'20 YTD
Q3'21 YTD
Tiptree Capital - Other
Mortgage
Insurance
Corporate

Key Highlights – Q3'21

Revenues up 31%, excluding the impact of investment gains/losses, and net income decreased by $10.8mm to $2.0mm

- Continued growth in Fortegra's earned premiums, service and administration fees and investment income
- Mortgage origination volumes and margins remain strong
- Increase in dry-bulk charter rates
- Offset by mark-to-market losses related to our investment in Invesque and other equities

Adj net income of $20.7mm, increased by 16% versus prior year

- Growth in Fortegra's revenues and improved combined ratio
- Improved operating performance in Tiptree Capital
- Partially offset by increased performance-based incentive compensation

BVPS of $11.37 increased by 11.3% over prior year driven by net income

- Decrease of $0.22 from Q2'21 driven by exchange of dilutive securities

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.

3

4 Tiptree Snapshot ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Operating EBITDA 2) Estimated Based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied LTM Adjusted Net Income of $60.0 million, multiplied by Tiptree’s 79.5% ownership pro-forma as of closing date. 3) Pro-forma Q3’21 Tiptree holdco book equity of $(72) million plus $140 million of transaction proceeds that will be used to extinguish $110 million of Fortress debt, assumed from Tiptree, and $30 million to repay notes to Tiptree, used for general corporate purposes. Shares outstanding 33.6 33.9 Adj ROAE% 11.9% 16.5% Tiptree Sum of the Parts $45.9 $63.2 Q3'20 LTM Q3'21 LTM $644 million2 (Transaction multiple) $175 million (Book value ex. NCI) Holding Company $68 million2 (Book value) $887 million $19.00 Value/TIPT sharePF SOTP Value $5.16 $2.00 $26.16

Insurance Performance Highlights Q3’21

TiptreeInc.

Fortegra – Financial Performance Highlights

($ in millions)

Summary Financials[1]

	Q3'20	Q3'21	Q3'20 YTD	Q3'21 YTD
Premiums & equivalents[2]	$464.7	$613.1	$1,176.0	$1,689.6
Revenue	$174.0	$246.7	$482.3	$721.5
Pre-tax income (loss)	$13.4	$13.3	$0.4	$49.6
Adjusted net income[1]	$12.1	$19.5	$29.8	$46.4
Adjusted ROAE[1]	17.1%	26.8%	14.2%	20.9%
Combined ratio	90.6%	89.6%	92.1%	91.0%
Unearned premiums & Deferred revenue			$1,151.3	$1,564.4

Insurance products

Underwriting and Fee Revenues[1]


$170
$251
7
41
123
15
61
175
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
Q3'20
Q3'21

Underwriting and Fee Margin[1]


$44
$66
2
15
27
5
23
37
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
Q3'20
Q3'21

Combined Ratio


90.6%
89.6%
16.3%
15.8%
74.3%
73.8%
Expense Ratio
Underwriting Ratio
Q3'20
Q3'21

Q3'21 Highlights & Outlook

1. Continued growth through insurance and warranty program expansion and onboarding new agents, with a focus on stable, improved profitability
   - Growth in unearned premiums and deferred revenue to $1.6Bn, a 36% increase year-over-year
   - Underwriting and fee revenues increased to $251mm, up 47%
   - Continued investment in strategic growth initiatives
     - ✓ U.S. Insurance admitted and E&S programs
     - ✓ Capital-light warranty solutions
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $66mm, up 50%, driven by growth in all business lines
   - Combined ratio improved to 89.6%
3. Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures Adjusted net income, adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin to GAAP financials.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

6

77.0% 74.9% 74.9% 15.8% 17.2% 16.1% 92.8% 92.1% 91.0% Q3'19 YTD Q3'20 YTD Q3'21 YTD $25.3 $29.8 $46.4 Q3'19 YTD Q3'20 YTD Q3'21 YTD 7 Robust growth trajectory while maintaining underwriting profitability ($ in millions) Gross Written Premiums & Equivalents Underwriting & Fee Revenues and Margin1 Adjusted Net Income1 702 742 1095 209 399 525 24 35 70 $935 $1,176 $1,690 Q3'19 YTD Q3'20 YTD Q3'21 YTD Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions 1 See the appendix for a reconciliation of Non-GAAP measures Adjusted net income, adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin to GAAP financials. 10% 14% $454 $501 $707 Q3'19 YTD Q3'20 YTD Q3'21 YTD $104 $126 $177 Q3'19 YTD Q3'20 YTD Q3'21 YTD U/W & Fee Revenues U/W & Fee Margin 21%

Insurance Investment Portfolio Cash & Equivalents 12% Government & Agency 37% Corporate Bonds 22% Fixed Income ETFs 5% Muni & ABS 6% Equities 9% Other Alternatives 9% Cash & Equivalents 15% Government & Agency 45% AAA 4% AA 11% A 18% BBB 1% Fixed Income ETFs 6% $683mm 8 Q3’21 Investment Mix Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 518 683 133 149 $651 $832 Q3'20 Q3'21 Other investments Fixed Income & Cash Income Statement Metrics $832mm ◼ ~2.8 year duration ◼ $552mm Blackrock managed ◼ AA rating ◼ 1.5% book yield Q3’20 Q3'21 Q3’20 YTD Q3’21 YTD Net investment income $3.0 $3.3) $8.8) $9.3 Net realized and unrealized gains (losses) $0.7 $(7.5) $(27.3) $5.0

Performance Highlights Q3’21

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Equity Capital Allocation



$159.6
5.5
27.6
52.1
74.4
Q3'20
$179.8
4.7
29.5
63.7
81.9
Q3'21
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income		Adjusted Net Income[1]	
	Q3'20 YTD	Q3'21 YTD	Q3'20 YTD	Q3'21 YTD
Mortgage	$20.8	$25.1	$19.5	$15.5
Senior living (Invesque)[2]	(63.4)	3.5	2.0	-
Maritime transportation	1.0	7.7	1.5	8.1
Other	3.0	1.7	0.1	-
Total	$(38.6)	$38.0	$23.1	$23.6

Q3'21 Year-to-date Highlights

Mortgage:

- Mortgage origination volumes of $1,181mm, flat year-over-year
- Pre-tax income increased over PY from higher servicing fees and positive fair value adjustments on the mortgage servicing portfolio
- MSR asset of $26mm, including positive MTM of $5.1mm in 2021

Maritime transportation:

- Supply/demand imbalance in dry-bulk sector drove improvement in charter rates and revenues
- Partially offset by softness in tanker rates

Senior living (Invesque – IVQ.U):

- Observing positive trends in senior living, skilled nursing and medical office sectors
- Year-to-date unrealized gains of $3.5mm

1 See the appendix for a reconciliation of Adjusted net income to GAAP financials.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $35.3 million, $29.2 million in Tiptree Capital as of September 30, 2021.

10

$35.2 $47.0 Q3'20 YTD Q3'21 YTD 11 Continued growth and underwriting performance at Fortegra Improvement in long-term, net investment income Focused on long-term shareholder value creation Summary & Outlook ($ in millions, except per share information) Adjusted Net Income1 ✓ Diversification of our underlying operations supported strong results ― Consistent growth and improving profitability at Fortegra ― Strong performance from mortgage & shipping operations ✓ $200 million investment in Fortegra from Warburg Pincus 1 See the appendix for a reconciliation of Adjusted net income, adjusted return on average equity and Book value per share to GAAP financials. 1 2 3 Q3’21 Year-to-date Highlights Looking Ahead 12.2% 16.2% Adjusted ROAE1

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Q3’21 Capital Allocation & Annual Performance Comparison 131 Total stockholders’ equity shown. Net of other non-controlling interests total stockholders’ equity was $385.2 million as of September 30, 2021. 2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $63.2mm, up 37.7% from Q3’20 • Adjusted return on average equity of 16.5%1 Insurance: • 20.7% Adjusted return on average equity • Growth in insurance underwriting and fee revenues • Combined ratio improvement Tiptree Capital: • 22.0% Adjusted return on average equity • Strong mortgage volumes and margins • Positive operating contributions from shipping investments Q3’21 Last Twelve Month Highlights Stockholders’ Equity1 Adjusted Net Income2 Business Lines Q3’21 Q3’20 LTM Q3’21 LTM Insurance $294.5 $37.4 $60.0 - Underwriting & fees $29.2 $51.3 - Investments $8.2 $8.7 Tiptree Capital $179.8 $31.5 $33.6 Corporate $(72.2) $(23.0) $(30.4) Total Tiptree $402.1 $45.9 $63.2 - Total shares outstanding 33.6 33.9 ($ in millions) Operating Performance

14 Non-GAAP Reconciliations Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin

Tiptree Inc.

($ in thousands)	Three Months Ended, September 30,		Nine Months Ended, September 30,	
	2021	2020	2021	2020
Total revenues	$ 246,706	$ 174,005	$ 721,524	$ 482,299
Less: Net investment income	(3,330)	(3,023)	(9,331)	(8,803)
Less: Net realized and unrealized gains (losses)	7,492	(659)	(5,004)	27,310
Underwriting and fee revenues	$ 250,868	$ 170,323	$ 707,189	$ 500,806

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
Income (loss) before income taxes	$ 13,337	$ 13,447	$ 49,569	$ 418
Less: Net investment income	(3,330)	(3,023)	(9,331)	(8,803)
Less: Net realized and unrealized gains (losses)	7,492	(659)	(5,004)	27,310
Plus: Depreciation and amortization	4,307	2,329	12,905	7,229
Plus: Interest expense	4,268	3,988	13,097	11,218
Plus: Employee compensation and benefits	19,526	15,969	57,007	47,927
Plus: Other expenses	20,045	11,666	59,168	40,574
Underwriting and fee margin	$ 65,645	$ 43,717	$ 177,411	$ 125,873

	As of September 30,	
	2021	2020
Total stockholders' equity	$ 402,142	$ 361,691
Less: Non-controlling interests	16,930	13,953
Total stockholders' equity, net of non-controlling interests	$ 385,212	$ 347,738
Total common shares outstanding	33,889	33,563
Book value per share	$ 11.37	$ 10.36

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $11.37 as of September 30, 2021 compared with $10.36 as of September 30, 2020. Total stockholders' equity, net of other non-controlling interests for the Company was $385.2 million as of September 30, 2021, which comprised total stockholders' equity of $402.1 million adjusted for $16.9 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $347.7 million as of September 30, 2020, which comprised total stockholders' equity of $361.7 million adjusted for $14.0 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

15

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

Three Months Ended September 30, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 13,337	$ 6,267	$ (4,700)	$ (11,320)	$ 3,584
Less: Income tax (benefit) expense	(3,394)	14	1,591	1,552	(237)
Less: Net realized and unrealized gains (losses)	7,428	(1,055)	10,396	–	16,769
Plus: Intangibles amortization (1)	3,830	–	–	–	3,830
Plus: Stock-based compensation expense	475	–	197	832	1,504
Plus: Non-recurring expenses	(28)	–	448	–	420
Plus: Non-cash fair value adjustments	–	–	(815)	–	(815)
Less: Tax on adjustments	(2,115)	(1,265)	(1,595)	650	(4,325)
Adjusted net income	$ 19,533	$ 3,961	$ 5,522	$ (8,286)	$ 20,730
Adjusted net income	$ 19,533	$ 3,961	$ 5,522	$ (8,286)	$ 20,730
Average stockholders' equity	291,281	68,925	118,729	(75,340)	403,595
Adjusted return on average equity	26.8%	23.0%	18.6%	NM%	20.5%

Three Months Ended September 30, 2020

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 13,447	$ 14,453	$ (4,978)	$ (9,025)	$ 13,897
Less: Income tax (benefit) expense	(2,167)	(2,830)	3,011	2,830	844
Less: Net realized and unrealized gains (losses)	(659)	(66)	7,586	–	6,861
Plus: Intangibles amortization (1)	2,256	–	–	–	2,256
Plus: Stock-based compensation expense	535	1,224	(3)	687	2,434
Plus: Non-recurring expenses	(53)	–	340	(93)	194
Plus: Non-cash fair value adjustments	–	–	(2,441)	–	(2,441)
Less: Tax on adjustments	(1,248)	(916)	(3,020)	(1,054)	(6,238)
Adjusted net income	$ 12,111	$ 11,865	$ 495	$ (6,664)	$ 17,807
Adjusted net income	$ 12,111	$ 11,865	$ 495	$ (6,664)	$ 17,807
Average stockholders' equity	283,989	45,991	94,580	(70,116)	354,441
Adjusted return on average equity	17.1%	103.2%	2.1%	NM%	20.1%

Trailing Twelve Months Ended September 30, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 76,099	$ 35,453	$ 11,079	$ (43,612)	$ 79,019
Less: Income tax (benefit) expense	(17,593)	(7,453)	(2,468)	7,695	(19,819)
Less: Net realized and unrealized gains (losses)	(18,510)	(3,810)	(1,826)	–	(24,146)
Plus: Intangibles amortization (1)	13,754	–	–	–	13,754
Plus: Stock-based compensation expense	2,256	693	228	2,499	5,676
Plus: Non-recurring expenses	3,309	–	1,013	2,576	6,898
Plus: Non-cash fair value adjustments	–	–	(1,347)	–	(1,347)
Less: Tax on adjustments	673	(308)	2,406	395	3,166
Adjusted net income	$ 59,988	$ 24,575	$ 9,085	$ (30,447)	$ 63,201
Adjusted net income	$ 59,988	$ 24,575	$ 9,085	$ (30,447)	$ 63,201
Average stockholders' equity	290,262	57,893	94,765	(61,003)	381,917
Adjusted return on average equity	20.7%	42.4%	9.6%	NM%	16.5%

Nine Months Ended September 30, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 49,569	$ 25,119	$ 12,914	$ (33,151)	$ 54,451
Less: Income tax (benefit) expense	(11,157)	(4,448)	(1,350)	5,539	(11,416)
Less: Net realized and unrealized gains (losses)	(5,004)	(5,075)	(3,512)	–	(13,591)
Plus: Intangibles amortization (1)	11,499	–	–	–	11,499
Plus: Stock-based compensation expense	1,347	331	209	1,831	3,718
Plus: Non-recurring expenses	2,076	–	729	2,171	4,976
Plus: Non-cash fair value adjustments	–	–	(2,167)	–	(2,167)
Less: Tax on adjustments	(1,930)	(442)	1,330	582	(460)
Adjusted net income	$ 46,400	$ 15,485	$ 8,153	$ (23,028)	$ 47,010
Adjusted net income	$ 46,400	$ 15,485	$ 8,153	$ (23,028)	$ 47,010
Average stockholders' equity	296,125	62,093	110,818	(81,196)	387,840
Adjusted return on average equity	20.9%	33.3%	9.8%	NM%	16.2%

Nine Months Ended September 30, 2020

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 418	$ 20,768	$ (59,407)	$ (25,199)	$ (63,420)
Less: Income tax (benefit) expense	2,711	(4,061)	14,742	8,638	22,030
Less: Net realized and unrealized gains (losses)	27,310	2,753	65,982	–	96,045
Plus: Intangibles amortization (1)	6,958	–	–	–	6,958
Plus: Stock-based compensation expense	1,378	2,120	155	2,504	6,157
Plus: Non-recurring expenses	2,185	–	340	353	2,878
Plus: Non-cash fair value adjustments	–	–	(2,961)	–	(2,961)
Less: Tax on adjustments	(11,125)	(2,092)	(15,286)	(3,944)	(32,447)
Adjusted net income	$ 29,835	$ 19,488	$ 3,565	$ (17,648)	$ 35,240
Adjusted net income	$ 29,835	$ 19,488	$ 3,565	$ (17,648)	$ 35,241
Average stockholders' equity	279,897	43,001	122,554	(58,899)	386,553
Adjusted return on average equity	14.2%	60.4%	3.9%	NM%	12.2%

(1) Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

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TiptreeInc. ir@tiptreeinc.com